Exhibit 10(a)

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (the “Agreement”), effective as of July 23, 2026, is entered into by and between UFP Industries, Inc., a Michigan corporation (the “Corporation”), and __________________ (the “Indemnitee”).

Background

A.The Board of Directors of the Corporation (the “Board”) recognizes that uncertainties relating to statutory indemnification and the availability and coverage of adequate insurance have increased the difficulty of attracting and retaining competent and experienced persons as directors and executives. The Board has determined that it would be detrimental to the best interests of the Corporation’s shareholders if it were unable to attract and retain such persons as directors and executives and that the Corporation should act to assure them that they will be provided with adequate protection.

B.The Board has further concluded that, to retain and attract such persons as directors and executives and to encourage them to take business risks necessary for the success of the Corporation, and in light of potential limitations of liability insurance, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify, hold harmless, and advance expenses on behalf of such persons to the fullest extent permitted by applicable law, so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

Agreement

Therefore, in order to induce Indemnitee to serve or continue to serve the Corporation as a director or executive, and in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1.Definitions. Certain terms used in this Agreement are defined as follows:

(a)Claim. “Claim” includes any threatened, pending, or completed action, suit, derivative action, arbitration, counterclaim, cross-claim, or proceeding, or any inquiry or investigation, whether civil, criminal, administrative, or investigative and whether formal or informal, related to or arising from: (i) any actual or alleged act or omission of Indemnitee as a director or officer of the Corporation or another corporation or enterprise where Indemnitee is or was serving at the request of the Corporation; or (ii) the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or enterprise; or (iii) the fact that Indemnitee serves or served in any capacity with respect to any employee compensation or benefit plan of the Corporation or any Subsidiary or any actual or alleged acts or omissions in such capacity. For purposes of this Agreement, Indemnitee’s service as a director, officer, employee, trustee, or agent of any Subsidiary shall be deemed to be service at the request of the Corporation. For the avoidance of doubt, a Claim includes any such proceeding, whether instituted by or on behalf of the Corporation

Exhibit 10(a)

or any other party.

(b)Expenses. “Expenses” include attorneys’ fees and all other costs, expenses, and obligations actually and reasonably paid or incurred in connection with investigating, defending, participating, or being a witness in, or preparing to defend, participate, or be a witness in, any Claim or appeal therefrom, including court costs, transcript costs, fees of experts and consultants, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local, or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Expenses also shall include costs and expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for, and other costs relating to any bond or its equivalent, and costs and expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement by litigation or otherwise.

(c)Change in Control. A “Change in Control” shall be deemed to have occurred if:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, after the date of this Agreement, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of shares having twenty percent (20%) or more of the total voting power of the securities of the Corporation issued and outstanding; or

(ii)the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation (other than a merger or consolidation which would result in the then outstanding common stock of the Corporation continuing to represent at least eighty percent (80%) of the total voting power of the surviving entity), or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition of all or substantially all of the Corporation’s assets; or

(iii)the individuals who, as of the date of this Agreement, constitute the members of the Board (the “Incumbent Directors”) and any individual who thereafter becomes a director of the Corporation and whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then in office cease for any reason to constitute at least a majority of the members of the Board.

(d)Subsidiary. “Subsidiary” means any corporation or other entity of which the Corporation owns, directly or indirectly, securities representing more than fifty percent (50%) of the voting power for the election of directors or other managing authority, or which is otherwise controlled, directly or indirectly, by the Corporation.

Exhibit 10(a)

2.Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation to the best of his or her ability so long as he or she is duly elected or appointed and qualified in accordance with the Articles of Incorporation and Bylaws of the Corporation, or until his or her earlier resignation or removal.

3.Condition Precedent to Indemnification; Defense of Claims.

(a)Notice. Indemnitee, as a condition precedent to indemnification under this Agreement, shall tender written notice to the Corporation as soon as practicable of any Claim made against him or her for which indemnification will or likely will be sought under the terms of this Agreement. In addition, Indemnitee shall give the Corporation such information and cooperation as may be reasonably necessary and requested by the Corporation. The failure by Indemnitee to timely provide such notice to the Corporation shall not relieve the Corporation from any liability under this Agreement unless the Corporation was materially and adversely affected by such failure.

(b)Defense. The provisions of this Section 3(b) shall apply with respect to the defense of any Claim. The Corporation shall have the right, upon written notice to Indemnitee, to assume the defense of any Claim with counsel selected by the Corporation and reasonably satisfactory to Indemnitee. Notwithstanding the foregoing, Indemnitee shall have the right to employ separate counsel, and the Corporation shall advance and indemnify the Expenses of such counsel, if (i) the Corporation has not assumed the defense within a reasonable period after notice of the Claim, (ii) Indemnitee reasonably concludes that there is an actual or potential conflict of interest between the Corporation and Indemnitee with respect to such Claim, or (iii) the Claim includes both the Corporation and Indemnitee and Indemnitee reasonably concludes that joint representation would be inappropriate. The Corporation shall not be liable for the Expenses of more than one separate firm of attorneys for Indemnitee in connection with any single Claim, except to the extent the Corporation has consented in writing to the employment of additional counsel.

4.Indemnification in General. Except as provided in Section 5 and subject to the terms and conditions of this Agreement, the Corporation agrees to indemnify Indemnitee as follows:

(a)Duty to Indemnify. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim, the Corporation shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement of such Claim.

(b)Determination as to Standard of Conduct. The Corporation shall indemnify Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written demand is presented to the Corporation, unless a determination is made by the Board by a majority vote of a quorum of disinterested directors that Indemnitee did not act in good faith or did not act in a manner which he or she believed to be in or not opposed to the best interests of the Corporation

Exhibit 10(a)

or its shareholders or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe his or her conduct was unlawful. In the event a quorum of disinterested directors is not obtainable, the Board shall promptly direct that the determination of entitlement to indemnification be made by a majority vote of a committee of the Board of Directors, consisting of not less than two disinterested directors, or by independent legal counsel in a written opinion. In making any determination with respect to entitlement to indemnification hereunder, the person or persons making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification, and the Corporation shall have the burden of proof to overcome that presumption in connection with any determination contrary to that presumption. If such determination is not made within thirty (30) days after written demand for indemnification is presented to the Corporation (such thirty (30) day period is to be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith require such additional time to obtain or evaluate information relating to their determination), Indemnitee shall (i) to the fullest extent permitted by applicable law, be deemed to have satisfied the applicable standard of conduct and shall be entitled to such indemnification, or (ii) if the result in clause (i) is contrary to applicable law, to seek de novo judicial or arbitral relief.

(c)Determination Following Change in Control. Notwithstanding Section 4(b) above, following a Change in Control, if any determination is required by applicable law as a condition to Indemnitee’s entitlement to indemnification under this Agreement, such determination shall be made in a written opinion by independent legal counsel that, to the fullest extent permitted by applicable law, is selected by Indemnitee.

5.Successful Defense; Liability to Corporation.

(a)Successful Defense. To the extent Indemnitee is successful on the merits or otherwise in defense of any Claim or any claim, issue, or matter therein, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. This right of indemnification is mandatory and shall not require any determination pursuant to Section 4(b).

(b)Determination of Liability to Corporation. Subject to Section 6, in the event Indemnitee is found liable to the Corporation as to any Claim brought by or in the right of the Corporation, the Corporation shall indemnify Indemnitee only to the extent that the court in which the Claim was brought, or another court of competent jurisdiction, determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

6.Limitations on Indemnification. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee: (a) to the extent payment has actually been received by or on behalf of Indemnitee under a valid and collectible insurance policy, except for any excess beyond the amount of payment actually received under such insurance policy; (b) to the extent Indemnitee has actually received indemnification, advancement, reimbursement, or other payment from the Corporation otherwise

Exhibit 10(a)

than pursuant to this Agreement or from any other source for the same Expenses or other amounts; (c) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation, within the meaning of Section 16(b) of the 1934 Act or similar provisions of any state law; (d) for any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation pursuant to any clawback policy adopted by the Corporation or any of its Subsidiaries to comply with the 1934 Act or other applicable law or exchange listing standards; or (e) for which payment of indemnification by the Corporation is otherwise prohibited by applicable law. Notwithstanding anything to the contrary in this Agreement, Indemnitee shall not be entitled to receive duplicative payment for the same Expenses or other amounts, and the total amount of Expenses advanced or indemnified from all sources combined shall not exceed the amount of actual Expenses incurred by Indemnitee. Except as provided in Section 8 and except for any counterclaim, cross-claim, third-party claim, or other defensive action asserted by Indemnitee in response to a Claim, the Corporation shall not be liable under this Agreement to make any payment in connection with any action initiated by Indemnitee against the Corporation or any director or officer of the Corporation, unless the Corporation has joined in or consented to the initiation of such action.

7.Advancement of Expenses; Reasonableness of Expenses.

(a)Advancement. If requested by Indemnitee, the Corporation shall pay (within ten (10) days of such written request) any and all Expenses incurred by Indemnitee in defending or investigating any Claim, in advance of the final disposition of a Claim, upon the receipt of (a) a written affirmation by Indemnitee of Indemnitee’s good-faith belief that Indemnitee has met the applicable standard of conduct set forth in this Agreement, and (b) a written undertaking by Indemnitee to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to indemnification by the Corporation. Such undertaking shall be an unlimited obligation of the Indemnitee but shall be unsecured and interest-free and shall be accepted without reference to the financial ability of Indemnitee to make repayment.

(b)Reasonableness Determination. For purposes of any provision of this Agreement requiring payment, advancement, reimbursement, or indemnification of Expenses, Expenses submitted by Indemnitee shall be presumed to have been actually and reasonably incurred if supported by invoices, statements, or a certification of Indemnitee’s counsel that such Expenses were incurred in good faith in connection with a covered Claim or other covered matter and are reasonable in counsel’s good-faith judgment. The Corporation may not deny, delay, condition, or reduce payment or advancement based on reasonableness unless it objects in writing within ten (10) days after receipt of Indemnitee’s request and identifies the specific disputed amounts and basis for objection. Any undisputed portion shall be paid when due, and any disputed portion shall be resolved promptly, at the Corporation’s expense, by independent legal counsel applying the presumption in favor of Indemnitee. The Corporation shall not require disclosure of privileged, work-product, or defense-strategy information as a condition to payment or advancement, provided that Indemnitee shall be obligated to provide other information as reasonably requested by the Corporation.

(c)Savings Clause. Nothing in this Section requires payment of any amount

Exhibit 10(a)

finally determined to be prohibited by applicable law.

8.Indemnification for Additional Expenses. The Corporation shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against Expenses reasonably incurred by Indemnitee in any action, whether brought by Indemnitee, the Corporation, an insurer, or any other person and whether by litigation, arbitration, or otherwise, to (a) enforce or defend Indemnitee’s rights to indemnification, advancement of Expenses, contribution, reimbursement, or any other payment or protection from the Corporation under this Agreement, the Corporation’s Articles of Incorporation, Bylaws, or applicable law; or (b) recover under any insurance policy maintained by the Corporation or any of its Subsidiaries; provided that Indemnitee shall be entitled to indemnification under this Section only to the extent Indemnitee is successful in whole or in part in such action or such Expenses are otherwise required to be indemnified under applicable law. Upon receipt of any undertaking required by applicable law, the Corporation shall advance Expenses reasonably incurred in connection with any action described in this Section within ten (10) days after written request; provided that Indemnitee shall reimburse the Corporation for any Expenses advanced or paid under this Section to the extent that a final, non-appealable adjudication determines that Indemnitee is not entitled to indemnification for such Expenses under this Section or applicable law. If Indemnitee is successful with respect to only a portion of any action described in this Section, the Corporation shall indemnify and advance only the portion of Expenses that is reasonably allocable to the successful or otherwise indemnifiable portion of such action, to the fullest extent permitted by applicable law.

9.Enforcement by Indemnitee. In the event of any dispute between Indemnitee and the Corporation as to entitlement to indemnification or advancement of Expenses pursuant to this Agreement, Indemnitee shall be entitled to bring an action in any court of competent jurisdiction, including the circuit courts of the State of Michigan, to enforce his or her rights under this Agreement. Alternatively, at Indemnitee’s option, Indemnitee may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any judicial proceeding or arbitration to enforce this Agreement shall be conducted as a de novo proceeding in which the Corporation shall bear the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses. Neither the failure of the Corporation to have made a determination prior to the commencement of any action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The Corporation shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding, and enforceable, except to the extent required to preserve a nonwaivable statutory defense or avoid a payment prohibited by applicable law. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

10.Partial Indemnification. In the event Indemnitee is entitled to indemnification pursuant to this Agreement for a portion of the Expenses, judgments, fines, penalties, and/or amounts paid in settlement actually and reasonably incurred by him or her in the investigation, defense, appeal, or settlement of any Claim but not, however, for the total amount thereof, the

Exhibit 10(a)

Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

11.Consent for Settlements. No amounts to be paid in settlement of any Claim for which indemnity may be sought pursuant to this Agreement shall be incurred without the Corporation’s written consent, which consent shall not be unreasonably withheld or delayed. Indemnitee’s prior written consent (which shall not be unreasonably withheld or delayed) shall be required for any settlement that (a) imposes any non-monetary obligation on Indemnitee, (b) includes any admission of liability or wrongdoing by Indemnitee, or (c) does not include an unconditional release of Indemnitee from all liability with respect to such Claim.

12.Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any insurer, indemnitor, or other person or entity with respect to the amounts paid by the Corporation. Indemnitee shall execute all documents reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit or enforce such rights; provided, however, that the Corporation shall not exercise any right of subrogation or reimbursement in a manner that delays any payment or advancement otherwise due to Indemnitee under this Agreement.

13.No Presumption. For purposes of this Agreement, the termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

14.Reliance Safe Harbor; No Imputation. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation if Indemnitee’s actions or omissions are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its Subsidiaries in the course of their duties, or by any one or more committees of the Board, or by any other person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

15.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any Claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances

Exhibit 10(a)

in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Claim; and/or (b) the relative fault of the Corporation and its Subsidiaries (and their respective directors, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The Corporation hereby agrees to fully indemnify and hold harmless Indemnitee from any Claims of contribution which may be brought by officers, directors, or employees of the Corporation (other than Indemnitee) who may be jointly liable with Indemnitee. Nothing in this Section shall require the Corporation to make any contribution or other payment prohibited by applicable law.

16.Liability Insurance. The Corporation shall use commercially reasonable efforts to maintain in effect a policy or policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ and officers’ liability insurance. Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Corporation’s directors or officers by such policy or policies. The Corporation shall provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials upon request. The Corporation’s obligation to use commercially reasonable efforts to maintain the policy(ies) of insurance described in this Section for Indemnitee shall continue for at least six (6) years after Indemnitee ceases to serve as a director or officer of the Corporation or any of its Subsidiaries. If, at the time of the receipt of a notice of a Claim pursuant to the terms of this Agreement, the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

17.Scope of Agreement. The rights of Indemnitee pursuant to this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee may have under any provision of the Corporation’s Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, any policy of directors’ and officers’ liability insurance, or the laws of the State of Michigan or other applicable law, both as to action in Indemnitee’s official capacity and as to action in another capacity while serving as a director or officer of the Corporation. To the fullest extent permitted by applicable law, Indemnitee shall be entitled to the most favorable rights of indemnification and advancement of Expenses available from any such source. No amendment or repeal of the Corporation’s Articles of Incorporation or Bylaws shall adversely affect Indemnitee’s rights under this Agreement. The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by other persons or entities. The Corporation hereby agrees that (a) the Corporation is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement, (b) the Corporation shall be primarily liable for indemnification and advancement obligations under this Agreement, and (c) subject to Section 6 and the Corporation’s rights of subrogation under Section 12, the Corporation shall be required to advance the full amount of Expenses and shall be liable for all Expenses, judgments, penalties, fines, and amounts paid in settlement for which Indemnitee is entitled to indemnification under

Exhibit 10(a)

this Agreement, without requiring Indemnitee first to seek recovery from any other person or entity or insurer; provided that Indemnitee shall not be entitled to receive duplicative payment for the same Expenses or other amounts from the Corporation and any other source.

18.Amendment, Termination and Waiver. This Agreement may be amended, modified, or terminated and any of the terms and conditions of this Agreement may be waived only by the written consent of both parties. The failure of either party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right of such party at any later time to enforce the same.

19.Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Indemnitee and his or her spouse, personal representatives, heirs, executors, administrators, and assigns, and the Corporation and its successors and assigns, including any direct or indirect successor of the Corporation by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation; provided, however, that no assignment of any rights or delegation of obligations contained in this Agreement may be made by either party without the express written consent of the other party. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect while Indemnitee is a director or officer of the Corporation or any of its Subsidiaries and thereafter so long as Indemnitee may be subject to any possible Claim (including any rights of appeal thereto) and throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement.

20.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any court action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of Michigan, (b) consent to submit to the exclusive jurisdiction of the Michigan courts for purposes of any court action or proceeding arising out of or in connection with this Agreement, and (c) waive any objection to the laying of venue of any such court action or proceeding in the courts of the State of Michigan. Nothing in this Section shall limit Indemnitee’s right to seek arbitration under Section 9.

21.Severability. Any provision of this Agreement that may be prohibited by law, or otherwise held invalid by a court of competent jurisdiction, shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

22.Interest on Unpaid Amounts. If any payment to which Indemnitee is entitled under this Agreement is not paid by the Corporation on a timely basis, interest shall accrue thereon

Exhibit 10(a)

at the then-applicable legal rate under Michigan law for each day the payment is past due.

23.Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand, upon receipt, (b) if sent by nationally recognized overnight courier service, one business day after deposit, or (c) if sent by certified or registered mail, return receipt requested, three business days after deposit. Notice to the Corporation shall be directed to UFP Industries, Inc. at its principal executive offices, Attention: Corporate Secretary, or to such other address as the Corporation shall designate in writing to Indemnitee. Notice to Indemnitee shall be directed to the address shown on the signature page of this Agreement or to such other address as Indemnitee shall designate in writing to the Corporation.

24.Vesting of Rights; No Diminishment. Indemnitee’s rights under this Agreement shall vest upon execution of this Agreement and may not be diminished by any subsequent amendment to the Corporation’s Articles of Incorporation, Bylaws, or this Agreement (except by mutual written consent of both parties). In the event of any change after the date of this Agreement in any applicable law, statute, or rule that expands the right of the Corporation to indemnify a director or officer, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute, or rule that narrows the right of the Corporation to indemnify a director or officer, such change, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations pursuant to this Agreement.

25.Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

26.Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature or delivery of a counterpart in PDF format), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

Exhibit 10(a)

INTENDING TO BE LEGALLY BOUND, the parties have executed this Indemnity Agreement as of the date first written above.

CORPORATION:INDEMNITEE:

UFP Industries, Inc.

By:

R. Paul Guerre[•]

Its:  Secretary

Address for Notices: